Exhibit 12(b)

CERTIFICATIONS

I, Donald C. Cacciapaglia, President and Chief Executive Officer of Transparent Value Trust (the “registrant”), hereby certify that:

1.	This Form N-CSR of the registrant (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Donald C. Cacciapaglia
Donald C. Cacciapaglia, President and Chief Executive Officer

Date:	December 4, 2015

*****

I, Keith D. Kemp, Treasurer of Transparent Value Trust (the “registrant”), hereby certify that:

1.	This Form N-CSR of the registrant (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Keith D. Kemp
Keith D. Kemp, Treasurer

Date:	December 4, 2015